Ex-99.1

SHOE CARNIVAL EXTENDS STORE CLOSURES

FOR IMMEDIATE RELEASE

Evansville, Indiana, April 2, 2020 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of moderately priced footwear and accessories, today announced it would be extending its store closures until further notice. The Company will be evaluating the length of its store closures in-line with guidance from federal, state, and local governments, as well as the safety of its employees. At this time, the Company will continue to pay its associates as scheduled, but will further evaluate as the length of the closures becomes clearer.

“Above all else, the well-being of our employees, customers and the communities we serve during this difficult period is our priority. We also know that the economic uncertainty that comes with government-mandated shelter-in-place orders has made many of our team members face financial hardships and our continued support during this period is critical,” stated Cliff Sifford, Shoe Carnival’s Vice Chairman and Chief Executive Officer.

Sifford continued, “At the same time, we are taking decisive actions to manage costs across the Company, which includes salary and discretionary expense reductions. While these are tough decisions, we believe they are necessary for the long-term success of Shoe Carnival. We would like to thank our team and customers for the strength and patience they have shown throughout this process, and we are looking forward to the day we are able to safely re-open our stores to the Shoe Carnival community.”

Maintaining Financial Strength and Flexibility

Shoe Carnival has taken a number of actions to preserve cash and liquidity. Effective immediately, the Company’s Senior Executives and Board of Directors will substantially reduce their base salaries and cash retainer fees, respectively. These reductions for the Senior Executives and Board will continue until such time as at least 50% of the Company’s store locations have re-opened. In addition, Shoe Carnival is working with its supply chain partners to reduce inventories and extend credit terms, deferring any non-essential capital projects, postponing marketing activities aligned with its brick and mortar stores, and evaluating its promotional activities.

As of today, the Company continues to maintain liquidity with on-hand cash and cash equivalents and no cash borrowings against its current $50 million credit facility.

E-Commerce Operations and Activity

Shoe Carnival will continue to serve its customers through its website, www.shoecarnival.com, and mobile app. As discussed on its fiscal fourth quarter and year end 2019 conference call in March, the Company’s e-commerce business has grown triple digits since the closure of its brick and mortar stores, and that growth has further accelerated in the last week. While Shoe Carnival is prudently managing its marketing initiatives, it has largely focused on driving further traffic to this area of the business.

Updates regarding the Company’s store operations will be available on the Company’s website www.shoecarnival.com.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national name brands.  As of April 2, 2020, the Company operates 392 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The Nasdaq Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, including, but not limited to, statements regarding the timing of the temporary closure of our stores, actions being taken to manage costs and other statements regarding the impact of COVID-19 on our operations. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: the duration and spread of the COVID-19 outbreak, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility, consumer spending and our supply chain and distribution processes; general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic crisis in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where our stores are located and its impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce website and to successfully grow our e-commerce sales; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; our ability to control costs and meet our labor needs in a rising wage environment; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters, other public health crises, political crises and other catastrophic events on our stores and our suppliers, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cyber-security breach; our ability to manage our third-party vendor relationships; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; and future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Contact Information

Cliff Sifford

Vice Chairman and Chief Executive Officer, or

W. Kerry Jackson

Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer

7500 East Columbia Street

Evansville, IN 47715

www.shoecarnival.com

(812) 867-6471